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                                  [LETTERHEAD]


                             PROPRIETARY AND CONFIDENTIAL



                                    July 31, 1996


Mr. A. Lee Thurburn
Chief Executive Officer
FlashNet Communications
2805 West Seventh Street
Fort Worth, Texas 76107

     Re:  Warrant Letter Agreement

Dear Lee:

     This letter is intended to confirm the agreement between ACSI Advanced Technologies, Inc. ("ACSI"), a wholly-owned subsidiary of American Communications Services, Inc. ("Parent"), and Website Management Company, Inc., d.b.a. FlashNet Communications ("FlashNet"), regarding FlashNet's intentions to grant Parent a warrant for up to five percent (5%) of FlashNet's outstanding capital stock upon the satisfaction of certain conditions.

     FlashNet agrees that, at such time that Parent meets certain covenants contained in certain indentures between Parent and its bondholders, FlashNet will grant Parent a warrant (the "Warrant"), at Parent's option, for five percent (5%) of FlashNet's then outstanding capital stock. Parent shall provide FlashNet written evidence that Parent meets such covenants as a condition to FlashNet's grant of the Warrant to Parent. The Warrant shall vest on a pro rata basis in accordance with ACSI's satisfaction of a $1,000,000 Equipment Purchase Obligation (herein so called) pursuant to that certain Equipment Agreement (herein so called) dated July 31, 1996 by and between ACSI and FlashNet. For example, if at such time Parent meets such covenants ACSI has satisfied 50 percent of the Equipment Purchase Obligation, Parent shall then be vested in that portion of the Warrant that represents two and a half percent (2.5%) of FlashNet's then outstanding capital stock. The strike price for the Warrant shall be $0.01 per share. The Warrant shall expire at the later of (i) the end of the term of the Equipment Agreement or (ii) three years from the date of the Equipment Agreement, and may be exercised in whole or in part, on one or more occasions, on or before such expiration date, at Parent's option.

     Notwithstanding the preceding sentence, in the event FlashNet completes an underwritten public offering of its capital stock, the Warrant shall expire ten days after the date on which the registration statement filed by FlashNet pursuant to the Securities Act of 1933, as amended, relating to the sale of its capital stock is declared effective by the Securities and Exchange Commission; provided, however, that FlashNet has given Parent written notice of the filing of such registration statement. The Warrant shall contain customary antidilution provisions so that, when fully exercised, it shall at all times represent five percent (5%) of the then outstanding capital stock of FlashNet, except that such antidilution provisions shall expire at the earlier of the settlement date of an underwritten public offering of FlashNet's capital stock or three years from the date of the Equipment Purchase Agreement. Notwithstanding the foregoing, the Warrant may be diluted by up to fifteen percent (15%) by FlashNet's adoption and implementation of a qualified employee stock option program.





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Warrant Letter Agreement Between ACSI and FlashNet
July 31, 1996
Page 2

     In the event ACSI is in default under the Equipment Agreement after notice and failure to cure as provided in Section 5 of such Equipment Agreement prior to the earlier of (i) ACSI's satisfaction of 67% of the Equipment Purchase Obligation under the Equipment Agreement or (ii) 180 days after the date of the Equipment Agreement, any Warrant issued shall be terminated and, to the extent the Warrant may have been exercised, Parent agrees to transfer to FlashNet any stock owned by Parent that was issued pursuant to the exercise of any Warrant. Parent agrees not to transfer the Warrant or any stock obtained as a result of exercise thereof until ACSI's satisfaction of the Equipment Purchase Obligation under the Equipment Agreement.

     Any notice required to be given by FlashNet to ACSI or Parent hereunder shall be delivered via overnight delivery to 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701, to the attention of Riley M. Murphy

Sincerely,


/s/ George M. Tronsrue, III
George M. Tronsrue, III
Chief Operating Officer


AGREED                             WITNESS


/s/ A. Lee Thurburn                    /s/ [illegible]
--------------------------------   -----------------------
A. Lee Thurburn
Chief Executive Officer
Website Management Company, Inc.